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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Whitehall Jewellers, Inc. (formerly Marks Bros. Jewelers, Inc.) on Form S-8 (File no. 333-50159, 333-47601 and 333-14895) of our reports dated March 3,
1999, on our audits of the financial statements and financial statement schedule of Whitehall Jewellers, Inc. as of January 31, 1999 and 1998, and for the years ended January 31, 1999, and 1998 and 1997, which reports are included in the Whitehall Jewellers, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 1999.




/s/ PricewaterhouseCoopers LLP



Chicago, Illinois
April 30, 1999